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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):             February 27, 1998


                               TRENWICK GROUP INC.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                  0-14737                   06-1152790
(State or Other Jurisdiction     (Commission               (IRS Employer
     of Incorporation)           File Number)             Identification No.)


Metro Center, One Station Place, Stamford, Connecticut             06902
      (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:           (203) 353-5500
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Item 5.  Other Events


On February 27, 1998, the registrant issued a press release in which it announced its acquisition of SOREMA (UK) Limited. The acquisition, which received the approval of the United Kingdom's Department of Trade & Industry, was consummated pursuant to a Share Purchase Agreement entered into on January 16, 1998. The press release is attached hereto as Exhibit A.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 4, 1998

                                          TRENWICK GROUP INC.

                                          By  /s/ James F. Billett, Jr.
                                              ----------------------------------
                                              James F. Billett, Jr.
                                              Chairman of the Board, President
                                              and Chief Executive Officer
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                                                                       EXHIBIT A


                           Alan L. Hunte, Vice President, Chief Financial
                           Officer and Treasurer     (203) 353-5500


                               Trenwick Group Inc.


February 27, 1998. . .

Trenwick Group Inc. has completed its previously announced acquisition of SOREMA
(UK) Limited, which will be re-named Trenwick International Ltd. The company, based in London, specializes in insurance and reinsurance underwriting on a worldwide basis. Trenwick International Ltd's capital will be doubled to approximately $125 million, and the company will be provided with a claims payment guarantee to further enhance security to policyholders.

Trenwick believes that the acquisition is an excellent means of diversifying both geographically and structurally. Trenwick International's experienced team of underwriters specialize in shorter-tail classes of insurance and reinsurance of risks located outside the United States. Trenwick also believes that the acquisition of an established company in the London insurance market provides an opportune platform for further international expansion.

Trenwick Group Inc. is a holding company whose principal subsidiary, Trenwick America Reinsurance Corporation, reinsures property and casualty risks written by U.S. insurance companies. Trenwick America Reinsurance Corporation is rated A+ (Superior) by A.M. Best Company and is assigned a claims-paying ability rating of A+ by Standard & Poor's.




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February 27, 1998